Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

dated as of March 20, 2019

among

TWDC ENTERPRISES 18 CORP.

and

THE WALT DISNEY COMPANY

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

to the

INDENTURE

dated as of September 24, 2001

between

TWDC ENTERPRISES 18 CORP.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of March 20, 2019 among TWDC Enterprises 18 Corp. (formerly The Walt Disney Company), a Delaware corporation (the “Company”), Wells Fargo Bank, National Association, as trustee (the “Trustee”), and The Walt Disney Company (formerly TWDC Holdco 613 Corp.), a Delaware corporation (the “Guarantor”).

RECITALS

 WHEREAS the Company and the Trustee have duly executed and delivered an Indenture, dated as of September 24, 2001 (the “Indenture”), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness (the “Securities”) to be issued in one or more series by the Company;

WHEREAS the Company is a direct, wholly owned subsidiary of the Guarantor;

WHEREAS, the Board of Directors of the Guarantor has determined it to be in the best interest of the Guarantor to guarantee, to the extent set forth herein, all of the Company’s Obligations (as defined below) under the Securities and the Indenture;

WHEREAS the Company desires to execute and deliver this First Supplemental Indenture in order to provide for the Guarantee (as defined below);

WHEREAS in accordance with Section 9.1 of the Indenture, the Company and the Trustee may, without the consent of any Holders of Securities, make any change thereto that does not adversely affect the rights of any Securityholder in any material respect, and accordingly, the Company and the Trustee are permitted to enter into this First Supplemental Indenture;
WHEREAS for the purposes hereinabove recited, and pursuant to due corporate action, the Company has duly determined to execute and deliver to the Trustee this First Supplemental Indenture; and

WHEREAS all covenants and conditions necessary to make this First Supplemental Indenture a valid, legal and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

 Section 1.1. Definitions.

(a) All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

(b) For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

(c) “Excluded Entity” means each of the Hong Kong Disneyland Entities, the Shanghai Project Entities and the Specified Project Entities.

(d) “Hong Kong Disneyland Entity” means any Subsidiary of the Company and any other Person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Company or any of its Subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational and commercial facilities and complex, or any part thereof or any addition thereto, commonly known as “Hong Kong Disney,” “Hong Kong Disneyland” or “Disneyland Resort Hong Kong,” located at Penny’s Bay on Lantau Island, Hong Kong, which Subsidiaries and other Persons include, without limitation, as of the date hereof, Hongkong International Theme Parks Limited, Hong Kong Disneyland Management Limited and Walt Disney Holdings (Hong Kong) Limited.

(e) “Measured Subsidiary” means, with respect to any Person, any (a) corporation (or foreign equivalent) other than an Excluded Entity or (b) general partnership, limited partnership or limited liability company (or foreign equivalent) other than an Excluded Entity (each, a “Non-Corporate Entity”), in either case, of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or Non-Corporate Entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly (through one or more Measured Subsidiaries) owned by such Person.  In the case of a Non-Corporate Entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person’s vote in respect of such interests comprises more than 50% of the total voting power of all such interests in such Non-Corporate Entity.  For purposes of this definition, any managerial powers or rights comparable to managerial powers afforded to a Person solely by reason of such Person’s ownership of general partner or comparable interests (or foreign equivalent) shall not be deemed to be “interests having ordinary voting power.”

(f) “Shanghai Project Entity” means any Subsidiary of the Company and any other Person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Company or any of its Subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational and commercial facilities and complex or any part thereof or any addition thereto, to be known as “Shanghai Disney”, “Shanghai Disneyland” or “Disneyland Resort Shanghai” or by any similar name, to be located in the Pudong New Area, Shanghai, People’s Republic of China, which Subsidiaries and other Persons include, without limitation, as of the date hereof, Shanghai International Theme Park Company Limited, Shanghai International Theme Park Associated Facilities Company Limited, Shanghai International Theme Park and Resort Management Company Limited and WD Holdings (Shanghai), LLC.

(g) “Specified Project Entity” means:

(i) DVD Financing, Inc.;

(ii) each Affiliate of the Company organized after February 25, 2004 (the “Organization Date”) (or whose business commenced after the Organization Date) and any other Person organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Company or any of its Subsidiaries, in each case, if:

(A) such Affiliate or other Person has incurred debt for the purpose of financing all or a part of the costs of the acquisition, construction, development or operation of a particular project (“Project Debt”);

(B) except for customary guarantees, keep-well agreements and similar credit and equity support arrangements in respect of Project Debt incurred by such Affiliate or other Person from the Company or any of its Subsidiaries not in excess of $150,000,000 or from third parties, the source of repayment of such Project Debt is limited to the assets and revenues of such particular project (or, if such particular project comprises all or substantially all of the assets of such Affiliate or other Person, the assets and revenues of such Affiliate or other Person); and

(C) the property over which liens are granted to secure such Project Debt, if any, consists solely of the assets and revenues of such particular project or the equity securities or interests of such Affiliate or other Person or a Subsidiary of the Company referred to in clause (iii) below; and

(iii) each Affiliate of the Company organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Company or any of its Subsidiaries, the primary business of which is the direct or indirect ownership, management or operation of, or provision of services to, any Affiliate or other Person referred to in clause (ii) above.

ARTICLE 2

GUARANTEE

Section 2.1. Unconditional Guarantee.  (a) The Guarantor hereby fully and unconditionally guarantees (the “Guarantee”), to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture or the Securities or the obligations of the Company or any other guarantor to the Holders or the Trustee hereunder or thereunder, that: (1) the Principal of and interest on the Securities will be duly and promptly paid in full when due, whether at Stated Maturity, upon redemption, by acceleration or otherwise, and interest on the overdue Principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantor to the Holders or the Trustee hereunder or thereunder (including fees, expenses or others) (collectively, the “Obligations”) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Obligations (with or without notice to the Guarantor), the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  If the Company shall fail to pay when due, or to perform, any Obligations, for whatever reason, the Guarantor shall be jointly and severally obligated to pay in cash, or to perform or cause the performance of, the same promptly.  An Event of Default under the Indenture or the Securities of a particular series shall entitle the Holders of the Securities of such series to accelerate the Obligations of the Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company.

(b)            The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions of the Indenture or the Securities, any release of any other guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not the Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor.

(c)            The Guarantor further agrees that, as between it, on the one hand, and the Holders of the Securities and the Trustee, on the other hand, (1) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations and (2) in the event of any acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of the Guarantee.

Section 2.2. Waiver.  To the fullest extent permitted by applicable law, the Guarantor waives diligence, presentment, demand of, payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the Obligations contained in the Securities and the Indenture.

Section 2.3. Guarantee of Payment.  The Guarantor further agrees that the Guarantee constitutes a guarantee of payment, performance and compliance when due and not a guarantee of collection, and waives any right to require that any resort be had by the Trustee or any Holder of the Securities to the security, if any, held for payment of the Obligations.

Section 2.4. No Discharge or Diminishment of Guarantee.  Subject to Section 2.10 hereof, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, termination, impairment or for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of the Securities to assert any claim or demand or to enforce any remedy under the Indenture or the Securities, any other guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission or delay to do any other act that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations).

Section 2.5. Defenses of Company Waived.  To the extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of the Company or any other guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than complete performance of the Obligations contained in the Securities of the applicable series, the Indenture and in the Guarantee.  The Guarantor waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Company or any security.

Section 2.6. Continued Effectiveness.  Subject to Section 2.10 hereof, the Guarantor further agrees that the Guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of Principal of or interest on any Obligation is rescinded or must otherwise be restored by the Trustee or any Holder of the Securities upon the bankruptcy or reorganization of the Company or otherwise.

Section 2.7. Subrogation.  In furtherance of the foregoing and not in limitation of any other right of the Guarantor by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee or any Holder of the Securities, forthwith pay, or cause to be paid, to the Holders in cash the amount of such unpaid Obligations, and thereupon the Holders shall assign (except to the extent that such assignment would render the Guarantor a “creditor” of the Company within the meaning of Section 547 of Title 11 of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute) the amount of the Obligations owed to them and paid by the Guarantor pursuant to this Guarantee to the Guarantor, such assignment to be pro rata to the extent the Obligations in question were discharged by the Guarantor, or make such other disposition thereof as the Guarantor shall direct (all without recourse to the Holders, and without any representation or warranty by the Holders).  If (a) the Guarantor shall make payment to the Holders of all or any part of the Obligations and (b) all the Obligations and all other amounts payable under the Indenture shall be paid in full, the Trustee will, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor.

Section 2.8. Information.  The Guarantor assumes all responsibility for being and keeping itself informed of the Company’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that the Trustee and the Holders of the Securities will have no duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.9. Subordination.  Upon payment by the Guarantor of any sums to the Holders, as provided above, all rights of the Guarantor against the Company, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior payment in full in cash of all the Obligations to the Trustee; provided, however, that any right of subrogation that the Guarantor may have pursuant to the Indenture is subject to Section 2.7 hereof.

Section 2.10. Release of Guarantor.  (a) The Guarantor shall, upon the occurrence of any of the following events, be automatically and unconditionally released and discharged from all obligations under the Indenture and the Guarantee without any action required on the part of the Trustee or any Holder:

(i)            upon notice to the Trustee, at any time the aggregate principal amount of indebtedness for borrowed money (without duplication) issued or borrowed by all Measured Subsidiaries of the Guarantor (collectively) (other than any indebtedness for borrowed money represented by guarantees of third party indebtedness) constitutes (or, as a result of any event or circumstance occurring or arising substantially concurrently therewith, will constitute) no more than 10.0% of the aggregate principal amount of indebtedness for borrowed money of the Guarantor and its Measured Subsidiaries (other than any indebtedness for borrowed money represented by guarantees of third party indebtedness), on a consolidated basis, as of such time;

(ii)          upon (A) the sale, transfer or disposition of all or substantially all of the equity interests of the Company to another Person (other than to any subsidiary of the Guarantor) or (B) the conveyance, transfer or lease (including by way of consolidation or merger) substantially as an entirety of the properties and assets of the Company to another Person (other than to any subsidiary of the Guarantor) in compliance with Article V of the Indenture; or

(iii)        upon the discharge of the Company’s obligations under the Indenture in accordance with its terms.

(b)            The Guarantor shall be automatically and unconditionally released and discharged from all obligations under the Indenture and the Guarantee without any action required on the part of the Trustee or any Holder upon any covenant defeasance or legal defeasance with respect to the Securities, or upon the satisfaction and discharge of the Indenture, in each case subject to reinstatement pursuant to Article VIII of the Indenture.

(c)            The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officer’s Certificate certifying as to the compliance with this Section and that such release and discharge is authorized and permitted hereunder upon which the Trustee shall be entitled to fully rely without any obligation to verify, confirm or otherwise review and with no liability therefor.

Section 2.11. Limitation of Guarantor’s Liability.  (a) The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantor.  To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Indenture and the Guarantee shall be limited to the maximum aggregate amount which, after giving effect to all other contingent and fixed liabilities of the Guarantor and after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such guarantor under its guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of the Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

(b) The Guarantee is expressly limited so that in no event, including the acceleration of the maturity of the Securities, shall the amount paid or agreed to be paid in respect of interest on the Securities (or fees or other amounts deemed payment for the use of funds) exceed the maximum permissible amount under applicable law, as in effect on the date hereof and as subsequently amended or modified to allow a greater amount of interest (or fees or other amounts deemed payment for the use of funds) to be paid under the Guarantee.  If for any reason the amount in respect of interest (or fees or other amounts deemed payment for the use of funds) required by the Guarantee exceeds such maximum permissible amount, the obligation to pay interest under the Guarantee (or fees or other amounts deemed payment for the use of funds) shall be automatically reduced to such maximum permissible amount and any amounts collected by any holder of any Security in excess of the permissible amount shall be automatically applied to reduce the outstanding principal on such Security.

Section 2.12. Contribution from Other Guarantors.  If the Guarantor makes a payment or distribution under its Guarantee, it shall be entitled to seek contribution from each other non-paying guarantor in a pro rata amount based on the net assets of each guarantor determined in accordance with generally accepted accounting principles in effect in the United States of America as of the date hereof so long as the existence of such right does not impair the rights of the Holders under the Guarantee.

Section 2.13. No Obligation to Take Action Against the Company.  Neither the Trustee, any Holder nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or take any other steps under any security for the Obligations or against the Company or any other Person or any Property of the Company or any other Person before the Trustee, such Holder or such other Person is entitled to demand payment and performance by the Guarantor of its liabilities and obligations under the Guarantee.

ARTICLE 3

MISCELLANEOUS

                 Section 3.1. Ratification of the Indenture.

This First Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this First Supplemental Indenture shall be read, taken and constructed as one and the same instrument.

 Section 3.2. Trust Indenture Act Controls.

 If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this First Supplemental Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

 Section 3.3. Notices.

 All notices and other communications shall be given as provided in the Indenture; provided that any notice or communication to the Guarantor shall be sufficiently given if in writing and delivered in person, sent by electronic delivery, or mailed by first-class mail addressed as follows:

one copy to:

The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521
Attention: Legal Department
 Email: corp.legal.notices@disney.com

and the second copy to:

The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521
Attention: Corporate Treasurer
 Email: corp.finance@disney.com

                                The Guarantor by notice to the Trustee may designate additional or different addresses for subsequent notices or communications.

Section 3.4. Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY, THE GUARANTOR, THE TRUSTEE, AND EACH HOLDER OF A SECURITY (BY ACCEPTANCE THEREOF) THEREBY, (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS FIRST SUPPLEMENTAL INDENTURE, (II) IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION IN SUCH SUITS AND (III) IRREVOCABLY WAIVES TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 3.5. Successors.

All agreements of the Company and the Guarantor in this First Supplemental Indenture shall bind their successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

 Section 3.6. Multiple Originals.

 The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.

Section 3.7. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.8. Trustee Not Responsible for Recitals.

The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of this First Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this First Supplemental Indenture and perform its obligations hereunder.

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

TWDC ENTERPRISES 18 CORP.

By:	/s/ Jonathan S. Headley
	Name:	Jonathan S. Headley
	Title:	Treasurer

By:	/s/ Daniel F. Grossman
	Name:	Daniel F. Grossman
	Title:	Vice President

GUARANTOR:

THE WALT DISNEY COMPANY

By:	/s/ Jonathan S. Headley
	Name:	Jonathan S. Headley
	Title:	Senior Vice President, Treasurer and Corporate Real Estate

By:	/s/ Daniel F. Grossman
	Name:	Daniel F. Grossman
	Title:	Vice President, Corporate Finance

[Signature Page to First Supplemental Indenture]

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Michael Ty
	Name:	Michael Ty
	Title:	Vice President

By:	/s/ Casey A. Boyle
	Name:	Casey A. Boyle
	Title:	Asst. Vice President

[Signature Page to First Supplemental Indenture]